UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Omni Energy Services Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4500 NE EVANGELINE THRUWAY

CARENCRO, LOUISIANA 70520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of OMNI Energy Services Corp.:

The annual meeting of stockholders of OMNI Energy Services Corp. (the “Company”) will be held at the Company’s principal executive offices at 4500 NE Evangeline Thruway, Carencro, Louisiana 70520 on Wednesday, August 10, 2005, at 10:00 a.m., local time, to consider and vote on:

1.	The election of three directors for the ensuing year,

2.	Approval of the Securities Purchase Agreement, including the issuance of Series C 9% Convertible Preferred Stock (“Series C Preferred Stock”), common stock warrants and common stock issuable upon conversion and exercise of the Series C Preferred Stock and common stock warrants, and the transactions contemplated by the Securities Purchase Agreement, and

3.	Such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of the Company’s Common Stock and the Series C Preferred Stock at the close of business on June 15, 2005, are entitled to notice of, and to vote at, the annual meeting.

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

By Order of the Board of Directors

Staci L. Marcelissen, Secretary

Carencro, Louisiana

July     , 2005

OMNI ENERGY SERVICES CORP.

4500 NE EVANGELINE THRUWAY

CARENCRO, LOUISIANA 70520

July     , 2005

Proxy Statement

This Proxy Statement is furnished to stockholders of OMNI Energy Services Corp. (the “Company”) in connection with the solicitation on behalf of its Board of Directors (the “Board”) of proxies for use at the annual meeting of stockholders of the Company to be held on August 10, 2005, at the time and place set forth in the accompanying notice and at any adjournments thereof (the “Meeting”).

Holders of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), and holders of the Company’s Series C Preferred Stock, at the close of business on June 15, 2005, are entitled to notice of, and to vote at, the Meeting. However, only holders of record of Common Stock may vote on the election of directors under Proposal No. 1 and, pursuant to Nasdaq National Market rules, holders of record of shares of the Series C Preferred Stock are not entitled to vote on Proposal No. 2 . On June 15, 2005, there were 15,704,437 shares of Common Stock outstanding and entitled to vote at the meeting, including 1,794,872 shares of Common Stock issuable upon conversion of the Series C Preferred Stock. As to matters for which they are entitled to vote, each share of Common Stock is entitled to one vote and the holders of the Series C Preferred Stock are entitled to one vote for each share of Common Stock into which their Series C Preferred Stock may be converted.

The enclosed proxy may be revoked at any time prior to the Meeting by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy will also be deemed revoked with respect to any matter on which the stockholder votes in person at the Meeting. Attendance at the Meeting will not, in and of itself, constitute a revocation of a proxy. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted FOR the election of the nominees to the Board listed below, FOR the approval of the Securities Purchase Agreement, including the issuance of Series C Preferred Stock, common stock warrants and common stock issuable upon conversion and exercise of the Series C Preferred Stock and common stock warrants, and the transactions contemplated by the Securities Purchase Agreement, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting.

This Proxy Statement is first being mailed to stockholders on or about July     , 2005. The cost of soliciting proxies hereunder will be borne by the Company. Proxies may be solicited by mail, personal interview and/or telephone. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse them for their expenses in so acting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The Company’s By-laws state that the Board shall be comprised of up to eight members, with the exact number to be set by the Board. The Board has currently set the number of directors at five. The Articles of Incorporation provide that so long as at least 2,000 shares of Series C Preferred Stock remain outstanding, the holders of a majority of the Series C Preferred Stock, voting as a separate class to the exclusion of all other classes of the Company’s capital stock, shall be entitled to elect two directors to the Board to serve on the Board until their successors are duly elected by the holders of the Series C Preferred Stock or they are removed from office (with or without cause) by the holders of the Series C Preferred Stock. The holders of Series C Preferred Stock have elected Dennis R. Sciotto and Edward E. Colson, III to serve on the Board and they are not up for re-

election at the Meeting. You are being asked to elect the remaining three directors. Each director elected at the Meeting and the two directors elected by the holders of the Series C Preferred Stock will serve a term expiring at the 2006 annual meeting of stockholders. The terms of each of the Company’s current directors will expire at the Meeting. Three of the Company’s current directors have been nominated for re-election to the Board. Messrs. David A. Melman and Craig P. Rothwell are not standing for re-election to the Board; however, Mr. Rothwell will remain as an Advisory Director.

Unless authority to vote for the election of directors is withheld, the proxies solicited hereby will be voted FOR the election of the Company’s three nominees named below. If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. Under the Company’s By-laws, directors are elected by plurality vote. Stockholders may not cumulate their votes in the election of directors.

Article IV E of the Company’s Articles of Incorporation provides certain procedures that stockholders must follow in making director nominations. For any person other than a person nominated by the Board to be eligible for nomination for election as a director, advance notice must be provided to the Secretary of the Company at the Company’s principal office, not more than 90 days and not less than 45 days, in advance of the annual meeting of stockholders; provided, however, that in the event that less than 55 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, such notice will be deemed timely if received at the Company’s principal office no later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or such public disclosure was made. This notice must state (a) for each nominating stockholder, such stockholder’s name and business and residential addresses, the number of shares of Common Stock beneficially owned by such stockholder, and, if requested by the Secretary of the Company, whether such stockholder is the sole beneficial owner of such Common Stock and, if not, the name and address of any other beneficial owner of such Common Stock, and (b) for each proposed nominee, the proposed nominee’s name, age and business and residential addresses, the proposed nominee’s principal occupation or employment and the number of shares of Common Stock beneficially owned by the proposed nominee, and the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, along with such other information regarding the proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been proposed by the Board. No such stockholder nominations have been received for the Meeting.

The Board has nominated and urges you to vote FOR the election of the Company’s three nominees named below.

Information About the Company’s Directors

The following table sets forth, as of June 15, 2005, certain information about the Company’s nominees for director and the two current directors who were elected by the holders of the Series C Preferred Stock. Each director elected at the Meeting and the two directors elected by the holders of the Series C Preferred Stock will serve a term expiring at the 2006 annual meeting of stockholders. Pursuant to the Securities Purchase Agreement executed in connection with the issuance of our Series C Preferred Stock, the holders of the Series C Stock have elected Messrs. Sciotto and Colson to serve as directors and they are not up for re-election at the Meeting. There are no other arrangements or understandings between the Company and any person, pursuant to which such person has been elected a director, and no director is related to any other director or executive officer of the Company.

Directors	Age	Position
James C. Eckert	55	Chairman of the Board
Edward E. Colson, III	55	Director (2)(3)
Michael G. DeHart	53	Director (1)(2)
Dennis R. Sciotto	52	Director (1)(3)
Richard C. White	48	Director (1)(2)(3)

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Corporate Governance Committee

James C. Eckert has served as President, Chief Executive Officer and a Director of the Company since March 2001. From 1998 to 2000, Mr. Eckert served as Vice-President for Business Development of Veritas DGC Land, Inc. From 1992 to 1998, Mr. Eckert supervised the highland and transition seismic acquisitions of Veritas DGC Land, Inc. He served as President of GFS Company, a company that he co-founded in 1985, until its acquisition in 1992 by Digiton, Inc., a predecessor by merger to Veritas, Inc. Mr. Eckert graduated from the University of Southern Mississippi in 1971.

Edward E. Colson, III is a founder and co-owner of FF Properties, a real estate holding company created in 1988 that specializes in the acquisitions of commercial properties suitable for drive through restaurants. He is a co-creator of the Mexican restaurant chain (34 stores as of April 2005) named Muchas Gracias. Mr. Colson received a Bachelor of Science degree in Business Management from Long Beach State University, 1972. He is a past Director and founder of Pacific Mortgage Exchange, Inc. and is a past Director of Vista Sol High School in Torremolinos, Spain. Mr. Colson was elected to the Board by the holders of the Series C Preferred Stock on June 13, 2005.

Michael G. DeHart is a Certified Public Accountant and has been employed as the President and Chief Investment Officer for Stuller Management Services, Inc., since June 2001. Prior to that, Mr. DeHart was a partner with the accounting firm Wright, Moore, DeHart, Dupuis and Hutchinson, L.L.C. He was a member of that firm’s management committee from 1998 to May 2001. Mr. DeHart received an M.B.A. from the University of Southwestern Louisiana and has been a director of the Company since November 2000. Mr. DeHart is Chairman of the Audit Committee.

Dennis R. Sciotto is a founder and co-owner of FF Properties, a real estate holding company created in 1988 which specializes in the acquisitions of commercial properties suitable for drive through restaurants. Prior to 1988, Mr. Sciotto was a restaurateur catering to the military installations in San Diego. In 1995, he co-created a Mexican restaurant chain (as of April 2005, 34 stores) prevalent in the Northwest named Muchas Gracias. Mr. Sciotto attended San Diego State University. Mr. Sciotto was elected to the Board by the holders of the Series C Preferred Stock on June 13, 2005.

Richard C. White is the former President and Chief Executive Officer of NuTec Energy Services Inc. He held that position from October of 2001, until his retirement in September 2002. He was Chief Executive Officer of Veritas DGC Land, Inc. from January 2000 through June 2000. From 1995 until his retirement in October 1999, Mr. White served as President of Western Geophysical Company, as well as Senior Vice President of Western Atlas Inc. He also served as President of Baker Hughes Incorporated from August 1998 until October 1999. Prior to 1995, he held various other executive positions with Western Geophysical Company, including Chief Operating Officer. Mr. White graduated from Bloomsberg University in 1978 and has been a director of the Company since March 2001. Mr. White is Chairman of the Compensation Committee.

Board Committees

The Board has determined that the Company’s independent directors are Messrs. Colson, DeHart, Sciotto and White. These directors are “independent” as defined in the Nasdaq Marketplace Rules. The Board has established an Audit Committee and a Compensation Committee.

The Company’s independent directors function as the nominating committee. The Company’s independent directors have not adopted a nominating committee charter. The independent directors assist the Board by identifying individuals qualified to become board members and recommending to the Board the director nominees for the next annual meeting of stockholders The Board believes that it is appropriate for the Company to not have a nominating committee because its independent directors provide proper guidance and assistance in these matters. The independent directors serving as the nominating committee will consider director candidates recommended by security holders and submitted in accordance with the Company’s Articles of Incorporation. The independent directors serving as the nominating committee evaluate nominees for director based on the individual’s business and educational background and ability to contribute to the Board.

The Audit Committee reviews the Company’s financial statements and annual audit and meets with the Company’s independent public accountants to review the Company’s internal controls and financial management practices. Currently, the members of the Audit Committee are Messrs. Colson, DeHart and White. All of the members of the Audit Committee are independent as defined by the Nasdaq Marketplace Rules. The Audit Committee had eighteen formal meetings during 2004.

The Compensation Committee recommends to the Board compensation for the Company’s executive officers and other key employees, administers the Fifth Amended Restated OMNI Energy Services Corp. Stock Incentive Plan (the “Plan”) and performs such similar functions as may be prescribed by the Board. Currently, the members of the Compensation Committee are Messrs. DeHart, Sciotto and White. Mr. Melman also served as a member of the Compensation Committee during 2004, but he is not standing for re-election. The Compensation Committee met eight times during 2004.

During 2004, the Board held four meetings. Each director attended all of the meetings held during 2004 of the Board and committees of which he was a member.

It is the Company’s policy that, to the extent possible, all directors and nominees for director at the Meeting attend the Meeting. All of the directors and nominees for director at the 2004 Annual Meeting attended the 2004 Annual Meeting.

The Board provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send written communications to the Board or any of the directors addressed to the Secretary of the Company at the address listed on the first page of this Proxy Statement. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

Compensation of Directors

Effective July 1, 2004, and retroactive to January 1, 2004, each non-employee director earns a retainer of $15,000 per year, paid quarterly. These payments were made in 2004 to Messrs. DeHart, Melman, Rothwell, White and Webb (who resigned on April 18, 2005) for the first three quarters of 2004. The retainer for the fourth quarter of 2004 was paid in 2005. Each non-employee director that serves on the Audit Committee receives an additional $5,000 per year, and $7,500 per year for being the Committee Chairman. Each non-employee director that serves on the Compensation Committee or the Corporate Governance Committee receives an additional $2,000 per year, and $3,000 per year for being the Committee Chairman. All retainers are paid quarterly.

In addition to the retainers that are paid to the Board and Committee members, the Company pays a fee of $500 per Committee member for each Committee meeting attended by such member. Each Board member will receive $2,500 for each Board meeting attended in person (not telephonically) and called by the Chairman of the Board and $1,000 for telephonic meetings.

Each person who becomes a non-employee director is granted an option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date such person becomes a director.

Additionally, each year that the Plan is in effect and a sufficient number of shares of Common Stock are available thereunder, each person who is a non-employee director on the day following the annual meeting of the

Company’s stockholders will be granted an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on such date. All such options become fully exercisable on the first anniversary of their date of grant and expire on the tenth anniversary thereof, unless the non-employee director ceases to be a director of the Company, in which case the exercise periods will be shortened. Messrs. DeHart, Melman, Rothwell and White received this earned option in 2004. Marshall Webb (who resigned on April 18, 2005), also received his earned options.

EXECUTIVE OFFICERS AND KEY MANAGERS

The name, age and offices held by each of the executive officers and key managers as of June 15, 2005 are as follows:

NAME	AGE	POSITION
James C. Eckert	55	President and Chief Executive Officer
G. Darcy Klug	53	Executive Vice President
Shawn L. Rice	43	Vice President—Quality Health Safety and Environmental

Information regarding Mr. Eckert is contained above under “Directors”.

G. Darcy Klug was promoted to the position of Executive Vice President in March 2004. He joined us as our Chief Financial Officer in May 2001, after being involved in private investments since 1987. Between 1983 and 1987, Mr. Klug held various positions with a private oil and gas fabrication company, including the position of Chief Operating Officer and Chief Financial Officer. Prior to 1983, he held various financial positions with Galveston-Houston Company, a manufacturer of oil and gas equipment listed for trading on the New York Stock Exchange. Between 1973 and 1979, he was a member of the audit staff of Coopers & Lybrand (now PricewaterhouseCoopers LLP).

Shawn L. Rice joined OMNI as its Vice President—QHSE (Quality, Health, Safety and Environmental) in 2004, after more than twenty years of international and domestic management experience with WesternGeco, a joint venture of Schlumberger and Baker Hughes. Since December 2000, Mr. Rice held the position of Vice President, QHSE for WesternGeco’s worldwide operations. In this capacity he developed and managed all aspects of WesternGeco’s QHSE structure, systems and programs for more than 16,000 employees. Prior to December 2000, Mr. Rice held various management positions with Western Geophysical, including Business Services Manager responsible for Human Resources, QHSE and training for more than 8,000 employees. He holds an engineering degree from Colorado School of Mines.

Principal Stockholders

The following table sets forth, as of June 15, 2005, unless otherwise indicated below, certain information regarding beneficial ownership of Common Stock by (i) each of the Named Executive Officers (as defined below in “Annual Compensation”), (ii) each director and nominee for director of the Company, (iii) all of the Company’s directors and executive officers as a group and (iv) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, all as in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise indicated, the Company believes that the stockholders listed below have sole investment and voting power with respect to their shares based on information furnished to the Company by such stockholders.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED		PERCENTAGE OF OUTSTANDING COMMON STOCK
Dennis Sciotto 7315 El Fuerte Street Carlsbad, CA 92009	7,957,200	(1)	57.2%

Elliot Associates, L.P. 712 Fifth Avenue 36th floor New York, NY 10019	1,832,594	(2)	13.2%

Portside Growth and Opportunity Fund Chrysler Center 666 Third Ave. 26th floor New York, NY 10017	859,834	(3)	6.2%

Provident Premier Master Fund Ltd. 35 Waterview Boulevard Parsippany, NJ 07054	859,834	(4)	6.2%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	725,000	(5)	5.2%

James C. Eckert	1,022,358	(6)	7.4%

Edward E. Colson, III	879,128	(7)	6.3%

Michael G. DeHart	33,333	(8)	*

David A. Melman	15,000	(9)	*

Craig P. Rothwell	15,000	(10)	*

Richard C. White	31,666	(11)	*

G. Darcy Klug	774,163	(12)	5.6%

All directors, executive officers as a group (7 persons)	10,712,848	(13)	77.0%

*	Less than one percent.
(1)	Based on a filing made with the SEC reflecting ownership of Common Stock as of May 27, 2005. The filing indicates sole voting power with respect to 7,924,518 shares of Common Stock (which includes (i) 1,364,103 shares issuable upon conversion of Series C Preferred Stock and 3,484,600 shares issuable upon the exercise of warrants currently exercisable and (ii) 584,615 shares issuable upon conversion of Series C Preferred Stock and 1,493,400 shares issuable upon the exercise of warrants that the holder may acquire within sixty days , shared voting power with respect to 32,682 shares of Common Stock, sole dispositive power with respect to 7,924,518 (which includes 1,948,718 shares issuable upon conversion of Series C Preferred Stock and 4,978,000 shares issuable upon the exercise of warrants currently exercisable or exercisable within sixty days) and shared dispositive power with respect to 32,682 shares of Common Stock.

(2)	Based on a filing made with the SEC reflecting ownership of Common Stock as of May 18, 2005. Of these shares, (i) 1,085,037 are held by Elliott Associates, L.P., (ii) 127,557 are held by Elliot International Capital Advisors Inc. and Elliot International, L.P., wholly-owned subsidiaries of Elliot Associates, L.P. and 620,000 shares issuable upon the exercise of warrants exercisable within sixty days.
(3)	Based on 549,834 shares of Common Stock issued and 310,000 shares issuable upon the exercise of warrants currently exercisable within sixty days.
(4)	Based on 549,834 shares of Common Stock issued and 310,000 shares issuable upon the exercise of warrants currently exercisable within sixty days.
(5)	Based on a filing made with the SEC reflecting ownership of Common Stock as of December 31, 2004. The filing indicates shared voting power with respect to 510,000 shares of Common Stock and dispositive power with respect to 725,000 shares of Common Stock.
(6)	Includes (i) 89,744 shares issuable upon conversion of Series C Preferred Stock and 229,250 shares issuable upon the exercise of warrants currently exercisable, (ii) 38,462 shares issuable upon conversion of Series C Preferred Stock and 98,250 shares issuable upon the exercise of warrants that the holder may acquire within sixty days, and (iii) 566,652 shares issuable upon the exercise of options and restricted stock grants currently exercisable or exercisable within sixty days.
(7)	Includes (i) 143,590 shares issuable upon conversion of Series C Preferred Stock and 366,800 shares issuable upon the exercise of warrants currently exercisable, (ii) 61,538 shares issuable upon conversion of Series C Preferred Stock and 157,200 shares issuable upon the exercise of warrants that the holder may acquire within sixty days, and (iii) 150,000 shares of common stock.
(8)	Includes 33,333 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.
(9)	Includes 15,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.
(10)	Includes 15,000 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.
(11)	Includes 31,666 shares issuable upon the exercise of options currently exercisable or exercisable within sixty days.
(12)	Based on (i) 89,744 shares issuable upon conversion of Series C Preferred Stock and 229,250 shares issuable upon the exercise of warrants currently exercisable, (ii) 38,462 shares issuable upon conversion of Series C Preferred Stock and 98,250 shares issuable upon the exercise of warrants that the holder may acquire within sixty days, and (iii) 318,458 shares issuable upon the exercise of options and restricted stock grants currently exercisable or exercisable within sixty days.
(13)	Includes 10,712,848 shares that such persons have the right to receive upon the conversion of Series C Preferred Stock, the exercise of warrants and the exercise of options currently exercisable or exercisable within sixty days.

Annual Compensation

The following table sets forth all compensation information for the three years ended December 31, 2004, for the Company’s Chief Executive Officer and all other executive officers whose total annual salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”). No other executive officer of the Company had a total annual salary and bonus exceeding $100,000 during 2004.

SUMMARY COMPENSATION TABLE

							LONG-TERM COMPENSATION AWARDS
NAME AND PRINCIPAL POSITION	ANNUAL COMPENSATION						NO. OF SHARES UNDERLYING OPTIONS/SARS GRANTED	NO. OF SHARES RESTRICTED STOCK AWARDS	ALL OTHER COMPENSATION (1)
	YEAR	SALARY			BONUS
James C. Eckert President and Chief Executing Officer	2004 2003 2002	$ $ $	203,500 150,000 113,750	(2)	$ $ $	261,222 — 91,625	— 60,000 —	— 200,000 —	$ $ $	79,200 — —

G. Darcy Klug Executive Vice President	2004 2003 2002	$ $ $	165,100 115,000 83,000	(2)	$ $ $	182,222 — 37,500	— 40,000 —	— 161,800 —	$ $ $	64,072 — —

(1)	Amounts paid in 2004 represent tax equalization payments paid in connection with certain restricted stock issued pursuant to the Restricted Stock Incentive Agreements more fully described herein.
(2)	Includes $20,833 each, of retroactive salary payments for the year ended December 31, 2003, but paid in 2004 for Mr. Eckert and Mr. Klug.

2003 Restricted Stock Incentive Agreement

Effective December 1, 2003, we entered into Restricted Stock Incentive Agreements, as amended, with Messrs. Eckert and Klug for the award of 200,000 shares and 161,800 shares, respectively, under the terms and conditions of the Fifth Amended and Restated OMNI Energy Services Corp. Stock Option Plan (the “Plan”). Under the terms of the amended Restricted Stock Incentive Agreement, 25% of such shares vested and were issued immediately on the day following our 2004 Annual Stockholder Meeting and the additional 75% of such shares vested on November 30, 2004. Of the remaining vested but restricted shares, 50% will be issued unrestricted on the day following or 2005 Annual Stockholder Meeting and 50% will be issued unrestricted on the day following the 2006 Annual Stockholder Meeting.

2004 Stock-Based Award Incentive Agreement

We also entered into Stock-Based Award Incentive Agreements (hereinafter “SBA”) with our executive officers on June 30, 2004. The SBA shall become computed and payable: (a) on the date of the Employee’s termination of employment (for any reason other than resignation or termination for cause), (b) 90 days after the executive’s death or disability or (c) upon a Change in Control. The executive managers were awarded 55% and 45%, respectively, of: (1) 10% of the fair market value (hereinafter “FMV”), defined as the average closing price per share on the Nasdaq National Market over the five prior trading days times the number of issued and outstanding shares of the Company, of a share of the Company’s common stock greater than or equal to $1.00 but less than $1.50, plus (2) 15% of the FMV of a share of the Company’s common stock greater than or equal to $1.50 but less than $2.50, plus (3) 20% of the FMV of a share of the Company’s common stock greater than or equal to $2.50 but less than $10.00, plus (4) 15% of the FMV of a share of the Company’s common stock greater than or equal to $10.00 but less than $20.00, plus (5) 10% of the FMV of a share of the Company’s common stock greater than or equal to $20.00. If no payments have been made, the right terminates on December 31, 2008 or upon termination of employment or resignation or cause, whichever occurs first. The intrinsic value of this award at December 31, 2004 was $1.4 million but no compensation expense has been recorded at December 31, 2004 because the expense is contingent on future events none of which are considered probable at December 31, 2004. At this time, Mr. Eckert and Mr. Klug are the only executive officers participating in the SBA.

During 2004, no stock appreciation rights and no stock options were granted to executive officers.

Stock Option Holdings

The following table sets forth information, as of December 31, 2004, with respect to stock options held by the Named Executive Officers. None of the Named Executive Officers exercised any options to purchase Common Stock in 2004.

AGGREGATE OPTION VALUES AT YEAR END

	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT YEAR END (1)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT YEAR END (2)
	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
James C. Eckert	356,656	35,010	$389,736	$—

G. Darcy Klug	149,993	23,340	$315,281	$—

(1)	Does not include 128,205 shares of common stock for each of Messrs. Eckert and Klug issuable upon the conversion of the Series C Preferred Stock or 327,500 shares of common stock for each of Messrs. Eckert and Klug issuable upon the exercise of warrants issued in connection with the Series C Preferred Stock.
(2)	The closing sale price of the Common Stock on December 31, 2004 was $1.94 per share, as reported by the Nasdaq National Market.

Executive Employment Agreements

Mr. Eckert and Mr. Klug have employment agreements with the Company that are in effect until December 31, 2008 with automatic extensions for additional, successive one year periods commencing January 1, 2009, unless either party gives notice of non-renewal as provided for under the terms of the employment contracts. Annual base salaries for Mr. Eckert and Mr. Klug are $200,000 and $165,000, respectively, effective April 1, 2004.

If OMNI terminates either of Mr. Eckert’s or Mr. Klug’s employment without cause (except as provided in the Plan), then OMNI shall, and only if and as long as employee is not in breach of his obligations under the employment agreement, promptly pay or otherwise provide to employee, in addition to those amounts set forth in the Plan: (i) an amount equal to employee’s monthly annual base salary then in effect, payable semi-monthly and in accordance with OMNI’s normal payroll practices, for a period equal to the lesser of thirty (30) months or the number of months remaining in the Initial Period or the Additional Period (both defined in the employment contract); (ii) an annual bonus calculated on a daily pro-rata basis to the bonus which would otherwise be payable under the Plan; and (iii) an amount in cash equal to the fair market value, on the date of termination of employment, of any vested, but restricted, shares granted employee and the amount of any non-vested stock-based award granted to employee on November 4, 2003 pursuant to the Incentive Agreement of even date therewith. Mr. Eckert and Mr. Klug each agree that the above payment shall be a full settlement of OMNI’s obligations to employee hereunder in the event of a termination without cause.

Compensation Committee Report

The Compensation Committee of the Board of Directors (the “Committee”) has furnished the following report on executive compensation for fiscal 2004:

Under the supervision of the Committee, the Company seeks to relate a significant portion of potential total executive compensation to the Company’s financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

Base compensation, bonuses and stock-based compensation for the executive officers are intended to be competitive with those paid by comparably situated companies, with a reasonable degree of financial security and flexibility to those individuals who were regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in the various executive positions. In the course of considering annual executive salary increases, bonuses and stock-based compensation, appropriate consideration is given to the credentials and experience of the individual senior executives, as viewed in the Committee’s collective best judgment, which necessarily involves subjective as well as objective elements. Using the criteria set forth above, pay increases for the executive officers, Mr. Eckert and Mr. Klug, were authorized during 2003 of 32% and 39%, respectively. Also, effective December 1, 2003, the Company entered into Restricted Stock Incentive Agreements, as amended, with Messrs. Eckert and Klug for the award of 200,000 shares and 161,800 shares, respectively, under the terms and conditions of the Plan. Additionally, the Company entered into Stock-Based Award Incentive Agreements with its executive officers on June 30, 2004. Details of the plan are included above under the heading of “2004 Stock-Based Award Incentive Agreement”.

The Committee is of the view that the periodic grant of stock options and restricted stock awards to employees, including executive officers, is calculated to align the employees’ economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value. The Committee presently anticipates that grants to executive officers will be considered annually.

The Compensation Committee

Richard C. White (Chair)	Michael G. DeHart	David Melman

Compensation Committee Interlocks and Insider Participation

None of the members of the Committee has at any time been an officer or employee of the Company and none of these directors serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s board or Committee.

Audit Committee Report

Under rules adopted by the SEC, the Company is required to disclose whether it has an “Audit Committee Financial Expert” serving on its Audit Committee. The Audit Committee does not currently have a designated audit committee financial expert. The Board of Directors and each of the members of the Audit Committee believe that the Audit Committee as presently comprised thoroughly and adequately performs its primary functions without a member designated as an audit committee financial expert. However, as the Company’s operations expand in the future, the Board and the Audit Committee will seek to add a member that is qualified to serve as an audit committee financial expert. Management believes that at least one member of the Audit Committee is capable of: (i) understanding generally accepted accounting principles and financial statements; (ii) assessing the general application of these principles in connection with the accounting for estimates, accruals and reserves; (iii) preparing, auditing, analyzing and evaluating the Company’s consolidated financial statements; (iv) understanding internal control over financial reporting; and (v) understanding audit committee functions. All Audit Committee members are “independent directors,” as such term is defined in NASD’s Rule 4200 (a) (15).

The responsibilities of our audit committee include:

•	engaging an independent audit firm to audit our financial statements and to perform services related to the audit;

•	reviewing the scope and results of the audit with our independent auditors;

•	considering the adequacy of our internal accounting control procedures;

•	considering auditors’ independence; and

•	approving all audit and non-audit services with our independent auditors.

The Audit Committee has reviewed and discussed the audited financial statements with management of the Company and with the independent accountants. Specifically, the Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as modified or supplemented. The Committee received a written disclosure letter from the Company’s independent accountants as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified and supplemented. The Committee has also reviewed the independence of the independent accountants considering the compatibility of non-audit services with maintaining their independence from the Company. Based on the preceding review and discussions contained in this paragraph, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2004 fiscal year for filing with the Securities and Exchange Commission.

The board of directors has adopted a written charter for the audit committee which is available on the Company’s website, www.omnienergy.com and to any stockholder upon request. The audit committee held eighteen formal meetings during fiscal year 2004. The Restated Audit Committee Charter is attached hereto as Exhibit 1.

The Audit Committee

Edward E. Colson III	Michael G. DeHart (Chair)	Richard C. White

Equity Compensation Plan

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004, including the Plan and the 1999 Stock Option Plan.

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON THE EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMNS (A) & (B)	(D) TOTAL OF SECURITIES REFLECTED IN COLUMNS (A) & ©
Equity Compensation Plans Approved by Stockholders	1,415,181	$2.65	1,084,819	2,500,000

Equity Compensation Plans Not Approved by Stockholders	69,578	$2.33	30,422	100,000

Total	1,484,759	$2.63	1,115,241	2,600,000

PROPOSAL NO. 2

PRIVATE PLACEMENT

Summary

On May 17, 2005, we entered into a Securities Purchase Agreement with The Dennis R. Sciotto Family Trust dated December 19, 1994, Edward E. Colson, III Trust dated January 2, 1995, Jimit Mehta, James C. Eckert, our President, Chief Executive Officer and director, and G. Darcy Klug, our Executive Vice President (collectively, the “Purchasers”). Pursuant to the terms of the Securities Purchase Agreement, we agreed to issue to the Purchasers up to 5,000 shares of Series C 9% Convertible Preferred Stock, no par value (“Series C Preferred Stock”), and warrants (the “Warrants”) to purchase up to 6,550,000 shares of common stock, $0.01 par value (the “Common Stock”), at the exercise prices described below, for consideration of up to $5,000,000. The Series C Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $1.95 per share. The 5,000 shares of Series C Preferred Stock converts into approximately 2,564,103 shares of Common Stock.

The transactions contemplated by the Securities Purchase Agreement close in two tranches. On May 17, 2005, the closing date of the first tranche, we issued an aggregate of 3,500 shares of Series C Preferred Stock and Warrants to acquire up to 4,585,000 shares of Common Stock, in exchange for $3,500,000. Subject to the terms and conditions set forth in the Securities Purchase Agreement, the second tranche is scheduled to close on August 15, 2005, at which time the remainder of the Series C Preferred Stock and Warrants will be issued. A majority in interest of the Purchasers have the option, in their sole discretion, to elect not to effect the second closing by providing notice to us at least ten business days prior to the second closing.

The Nasdaq National Market has certain rules that prohibit the issuance of securities that would result in a person or group of affiliated persons owning or having the potential to own 20% or more of a company’s outstanding common stock, unless shareholder approval is received before such issuance. Because the issuance of the Series C Preferred Stock and Warrants in the second tranche could potentially result in a Purchaser holding 20% or more of our Common Stock, we are seeking stockholder approval. Stockholder approval will result in the removal of certain restrictions on the dividend payments, exercise, conversion and voting rights of the Series C Preferred Stock and Warrants. If stockholder approval is not obtained, the closing of the second tranche for $1,500,000 will likely not occur.

Background

In January 2005, our management team and the Board determined a critical need to raise additional capital to, among other things, repay an existing matured bridge loan, provide funds to settle certain outstanding litigation and to cure certain defaults under our existing credit line. As a result of our need for capital, we explored a number of debt and equity financing options.

On or about February 1, 2005, we engaged Cove Partners LLC, an investment banking firm, to assist us in completing a new credit facility and a private placement transaction. Cove Partners and members of our management team engaged in extensive efforts to locate debt and equity financing. Cove Partners contacted in excess of 25 potential financing sources, including existing stockholders.

On April 26, 2005, our Board met to consider approval of a proposed financing with General Electric Capital Corporation (“GECC”) and to discuss a proposed Series C convertible preferred stock and common stock warrant private placement to a group of investors identified by Cove Partners, including certain of our existing stockholders. As a condition to entering into the private placement, the investors identified by Cove Partners required the participation by some of our existing management. The closing of the private placement was also a pre-condition to the closing of the GECC financing. The Board approved the proposed financing with GECC and directed management to explore the possibility of completing a transaction with the investors in the private placement.

After extensive negotiations with the investors in the private placement, on May 17, 2005, the Board held a special meeting to consider approval of the Securities Purchase Agreement and the Related Agreements (as

defined in the Securities Purchase Agreement), including the issuance of the Series C Preferred Stock and Warrants to the Purchasers. As noted above, some of our management and existing stockholders (including James Eckert, our President, Chief Executive Officer and director, G. Darcy Klug, our Executive Vice President, and Dennis R. Sciotto, then a 7.5% beneficial stockholder of our Company) were Purchasers in the proposed private placement. Their interests were fully disclosed to and known by the Board in connection with its deliberations regarding the issuance of the Series C Preferred Stock and Warrants.

After extensive discussion of the terms and conditions of the proposed private placement and the alternatives available should the proposed private placement not be completed, the disinterested directors, consisting of Michael G. DeHart, David A. Melman and Richard C. White, unanimously authorized and approved the Securities Purchase Agreement and the Related Agreements, including the issuance of the Series C Preferred Stock and Warrants to the Purchasers. Mr. Eckert was present at the meeting but exited the meeting after it was called to order. Craig P. Rothwell was absent from the meeting and did not participate in any of the Board’s deliberations.

On May 17, 2005, we completed the first tranche of the private placement where we sold 3,500 shares of Series C Preferred Stock and Warrants to acquire up to 4,585,000 shares of Common Stock for aggregate gross proceeds of $3,500,000.

Reasons for Stockholder Approval

The Securities Purchase Agreement requires us to seek approval of our stockholders for the Securities Purchase Agreement, the Related Agreements and the transactions contemplated thereby, at the next meeting of stockholders of the Company, which is required to be held no later than July 31, 2005.

Our Common Stock is listed on the Nasdaq National Market and is subject to the Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 4350 requires shareholder approval in connection with the issuance of securities that could result in a change of control of an issuer. The rule currently does not define a change in control of an issuer; however, Nasdaq staff has suggested that a change of control would be deemed to occur, subject to certain limited exceptions, if after a transaction a person or an entity acquires 20% or more of the issuer’s then outstanding capital stock. For the purposes of calculating the holding of such person or entity, Nasdaq would take into account, in addition to all of the shares of capital stock received by such person or entity in the transaction, all of the shares held by such person or entity unrelated to the transaction and would assume the conversion of any convertible securities and exercise of any options or warrants held by such person or entity.

If the Company is unsuccessful in obtaining stockholder approval of the Securities Purchase Agreement, the Related Agreements and the transactions contemplated thereby, including the issuance of Common Stock pursuant to the conversion of the Series C Preferred Stock and the exercise of the Warrants, no holder of Series C Preferred Stock or Warrants shall be entitled to convert such holders’ shares of Series C Preferred Stock or exercise such holder’s Warrants, if after such conversion or exercise such holder will, with the shares of Common Stock issued on conversion or exercise and any other shares of the Company’s Common Stock held by such holder, hold more than 19.99% of the outstanding Common Stock or voting power of the Company on the date of such conversion or exercise. Further, if stockholder approval is not obtained, the closing of the second tranche for $1,500,000 will likely not occur.

Terms of The Private Placement

The following is a description of the material aspects of the private placement. While the Company believes that the following description summarizes the material aspects of the private placement, the description may not contain all of the information that is important to stockholders. Copies of any of the transaction documents referred to herein are available to stockholders at no charge upon request. Stockholders should address requests for documents to the Secretary of the Company at the address listed on the first page of this Proxy Statement.

General

On May 17, 2005, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Purchasers.

Pursuant to the terms of the Securities Purchase Agreement, we agreed to issue to the Purchasers (i) an aggregate of up to 5,000 shares of Series C Preferred Stock, and (ii) Warrants representing the right to purchase up to an aggregate of 6,550,000 shares of Common Stock for the exercise prices described below. The transactions contemplated by the Securities Purchase Agreement close in two tranches. On May 17, 2005, the closing date of the first tranche, we issued an aggregate of 3,500 shares of Series C Preferred Stock and Warrants to acquire up to 4,585,000 shares of Common Stock, in exchange for $3,500,000. Subject to the terms and conditions set forth in the Securities Purchase Agreement, the second tranche is scheduled to close on August 15, 2005, at which time the remainder of the Series C Preferred Stock and Warrants will be issued. A majority in interest of the Purchasers have the option, in their sole discretion, to elect not to effect the second closing by providing notice to us at least ten business days prior to the second closing.

The Series C Preferred Stock is convertible into shares of Common Stock at an initial conversion price of $1.95 per share. The 5,000 shares of Series C Preferred Stock converts into approximately 2,564,103 shares of Common Stock. Cumulative dividends will accrue on the Series C Preferred Stock at 9% per annum and will be payable in equal quarterly installments. Beginning on May 17, 2009, the Company will have the right to redeem the shares of Series C Preferred Stock, in whole or in part, at a price equal to $1,000 per share plus an amount equal to all dividends (whether or not declared or due) accrued and unpaid on each such share up to the date of the redemption (the “Preferred Liquidation Value”), subject to the Purchaser’s right to convert the Series C Preferred Stock into Common Stock.

The Warrants issued in the first tranche, which together are estimated to be exercisable into 4,585,000 shares of Common Stock, were issued as follows: (i) 3,360,000 five-year warrants exercisable at a price per share of $1.95; (ii) 875,000 five-year warrants exercisable at a price per share of $2.50; and (iii) 350,000 five-year warrants exercisable at a price per share of $3.50. The Warrants issued in the first tranche are exercisable any time after the first closing.

Terms of the Series C 9% Convertible Preferred Stock

Ranking

The Series C Preferred Stock was created by filing Articles of Amendment to the Articles of Incorporation of the Company with the Secretary of State of Louisiana on May 17, 2005. The Series C Preferred Stock ranks junior to the Series B 8% Convertible Preferred Stock in terms of dividends or the distribution of assets upon liquidation, dissolution or winding up of the affairs of the Company. The Series C Preferred Stock ranks senior to our Common Stock in all respects and has the voting rights described below.

Dividends

The Series C Preferred Stock has the right to receive, subject to the rights of the Series B 8% Convertible Preferred Stock and in preference to the all other classes of stock, cumulative dividends at a rate per share of $90 per year. Dividends are payable in equal quarterly installments due on the first business day of each January, April, July and October commencing on July 1, 2005. During the first two years, any dividend may be paid in cash or shares of Series C Preferred Stock, at our option, provided that the number of shares of Series C Preferred Stock that may be issued as a dividend will be subject to the conversion limitations discussed below.

Liquidation Rights

Upon a liquidation, dissolution or winding-up of the Company, the Series C Preferred Stock shall have the right to receive, subject to the rights of the Series B 8% Convertible Preferred Stock and in preference to the all other classes of stock, an amount equal to the Preferred Liquidation Value.

Voting Rights

Election of Directors. So long as at least 2,000 shares of Series C Preferred Stock remain outstanding, the holders of a majority of the Series C Convertible Preferred Stock, voting as a separate class, with each share of Series C Preferred Stock entitled to one vote, shall be entitled to elect two directors to the Board to serve on the Board until their successors are duly elected by the holders of the Series C Preferred Stock or they are removed from office (with or without cause) by the holders of the Series C Preferred Stock.

Other Voting Rights. Except as otherwise provided in our Articles of Incorporation or as required by Louisiana law, the holders of Series C Preferred Stock shall be entitled to vote on all matters on which the holders of Common Stock shall be entitled to vote, on an as converted basis, voting together with the holders of Common Stock as a single class. Notwithstanding the foregoing, until stockholder approval is obtained, no holder of Series C Preferred Stock shall have voting rights that exceed 19.99% of the Common Stock of the Company outstanding at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed.

We are not permitted, without the affirmative vote of the holders of not less than a majority of the Series C Preferred Stock, to take any of the following actions:

(1) amend our Articles of Incorporation or any other document to alter or change any rights, preferences or privileges of the Series C Preferred Stock;

(2) authorize another class or series of shares senior to or ranking pari passu with the Series C Preferred Stock with respect to dividends or distribution of assets on liquidation, dissolution or the winding up of our affairs;

(3) so long as at least 2,000 shares of Series C Preferred Stock remain outstanding, increase the number of persons on the Board of Directors above six (6);

(4) purchase, redeem or otherwise acquire any stock ranking junior to the Series C Preferred Stock; provided, that we may purchase, redeem or otherwise acquire the 29 shares of Series B 8% Convertible Preferred Stock currently outstanding without receiving the prior approval of the holders of Series C Preferred Stock; or

(5) so long as at least 2,000 shares of Series C Preferred Stock remain outstanding, sell, grant any option to purchase, or otherwise issue any Common Stock or any equity or equity equivalent securities (including any equity, debt or other instrument that is at any time over the life thereof is convertible into or exchangeable for Common Stock) entitling any person, other than the holders of the Series C Preferred Stock or any Excluded Securities (as hereinafter defined), to acquire shares of Common Stock at an effective price per share less than $1.95.

“Excluded Securities” means

(1)	securities purchased under the Securities Purchase Agreement;

(2)	securities issued upon conversion or exercise of the Series C Preferred Stock or the Warrants;

(3)	shares of Common Stock issuable or issued to employees, consultants or directors from time to time upon the exercise of options, in such case granted or to be granted in the discretion of the Board pursuant to one or more stock option plans or restricted stock plans in effect;

(4)	shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company;

(5)	securities issued upon conversion of outstanding shares of Series B 8% Convertible Preferred Stock, provided that the terms of such preferred stock have not been amended since May 17, 2005;

(6)	securities issued upon conversion or exercise of Debentures or Warrants issued under the Securities Purchase Agreement, dated as of February 12, 2004, between the Company and the Investors named therein and the Securities Purchase Agreement, dated as of April 15, 2004, between the Company and the Investors named therein, each as amended, modified and supplemented;

(7)	361,800 shares (200,000 shares to James C. Eckert and 161,800 shares to G. Darcy Klug) and 100,000 options (60,000 options to James C. Eckert and 40,000 options to G. Darcy Klug); and

(8)	2,924,424 shares issuable upon exercise of the currently outstanding warrants and “investor options” listed on Schedule 1 to the Warrants.

Conversion

Each share of Series C Preferred Stock is convertible into the number of shares of Common Stock equal to the Preferred Liquidation Value divided by the conversion price of $1.95 per share (subject to adjustment for stock splits, stock dividends and certain dilutive issuances) (the “Conversion Price”).

Unless and until we have obtained stockholder approval pursuant to this Proxy, a holder of Series C Preferred Stock shall not be entitled to vote or convert its shares of Series C Preferred Stock, if after such conversion such holder will, with the shares issued upon conversion and any other shares of our capital stock held by such holder, hold more than 19.99% of the outstanding Common Stock or voting power of the Company on the date of such conversion. Such limitations would be removed upon receipt of the stockholder approval being requested in this Proxy Statement.

Redemption

On or after May 17, 2009, we have the right, at our option, to redeem the Series C Preferred Stock, in whole or in part, in cash at a price per share equal to 100% of the Preferred Liquidation Value. Our right to redeem shall be subject to the Purchaser’s right to convert the Series C Preferred Stock into Common Stock.

Put Option by James C. Eckert and G. Darcy Klug

If James C. Eckert’s or G. Darcy Klug’s employment is terminated by the Company (each a “Terminated Employee”) without Cause (as defined in their respective Employment Agreements), the Terminated Employee may exercise, upon written notice to the Company within sixty (60) days after such termination, his option to put all or any part of his shares of Series C Preferred Stock to the Company, and the Company, if legally able to do so, must purchase such shares of Series C Preferred Stock put to the Company for a price per share equal to 100% of the Preferred Liquidation Value on the Terminated Employee’s termination date.

Warrants

The Warrants issued and issuable under the Securities Purchase Agreement may be exercised for an aggregate of 6,550,000 shares of Common Stock, subject to adjustment as described below. The Warrants issued in the first tranche, which together are estimated to be exercisable into 4,585,000 shares of Common Stock, were issued as follows: (i) 3,360,000 five-year warrants exercisable at a price per share of $1.95; (ii) 875,000 five-year warrants exercisable at a price per share of $2.50; and (iii) 350,000 five-year warrants exercisable at a price per share of $3.50.

We will adjust the exercise price of the Warrants upon the occurrence of:

(1)	the subdivision or combination of the outstanding Common Stock;

(2)	the issuance of shares of Common Stock as a dividend or distribution on Common Stock;

(3)	the issuance of Common Stock for no consideration or at a price per share that is less than the exercise price of the Warrants;

(4)	the issuance of securities convertible into Common Stock at a conversion price per share that is less than the exercise price of the Warrants or such conversion price per share is changed thereafter to be less than the exercise price of the Warrants; and

(5)	the issuance of options, warrants or other rights to purchase or subscribe for Common Stock, or securities convertible into Common Stock, at an exercise price per share that is less than the exercise price of the Warrants or such exercise price per share is changed thereafter to less than the exercise price of the Warrants.

Notwithstanding the foregoing, (i) until stockholder approval is obtained, in no event will the exercise price be reduced below the exercise price of the Warrants on the date of issuance, and (ii) no adjustment to the exercise price of the Warrants shall be made upon the issuance of any Excluded Securities.

In the event we are a party to a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of our Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or we sell all or substantially all of our assets, the holders will be able to exercise the Warrants into such other securities.

In addition, if we declare or make any distribution of our assets (or rights to acquire our assets) to holders of our Common Stock as a partial liquidating dividend or otherwise (including any dividend or distribution to our stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary), the holders of Warrants will be entitled to receive the distribution on an as-if-converted or exercised basis.

Registration Rights

We are obligated to register the shares of Common Stock underlying the Series C Preferred Stock and the Warrants for resale on a registration statement to be filed within 60 days of May 17, 2005. Failure to file a registration statement within the required time frame will result in the payment of liquidated damages to the Purchasers. We must use our reasonable commercial efforts to cause the registration statement to become effective within 90 days of the filing of the registration statement. Failure to have the registration statement declared effective within such time frame will result in the payment of liquidated damages to the Purchasers.

Dilutive Effect of the Private Placement

Consummation of the first closing of the private placement had a dilutive effect on our current stockholders and consummation of the second closing of the private placement will increase the dilutive effect. The aggregate number of shares issued pursuant to the private placement will increase substantially the number of shares of our capital stock currently outstanding on an as converted basis, and thereby the percentage ownership of our current stockholders will significantly decline as a result of the private placement. If both closings of the private placement are consummated, purchasers in the private placement will own approximately 47.6% of the outstanding shares of our capital stock, on an as converted basis assuming conversion of all the shares of Series C Preferred Stock and exercise of all the Warrants and assuming no anti-dilution adjustments.

Vote Required and Board of Directors’ Recommendation

The affirmative vote by a majority of the shares of our Common Stock (not including shares of Common Stock issuable upon conversion of the Series C Preferred Stock) present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting will be required to approve this proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted for purposes of determining the number of votes cast with respect to this proposal.

The Board unanimously recommends that stockholders vote FOR the approval of this Proposal.

PERFORMANCE GRAPH

The graph below compares the total stockholder return on the Common Stock from December 31, 1999 until December 31, 2004 with the total return on the S&P 500 Index and the Company’s Peer Group Index for the same period, in each case assuming the investment of $100 on December 31, 1999. The Company’s Current Peer Group Index consists of Dawson Geophysical Co. (NASDAQ:DWSN), Compagnie Generale de Geophysique (NYSE:GGY), Veritas DGC, Inc. (NYSE:VTS), Input/Output (NYSE:IO), Mitcham Industries, Inc. (NASDAQ:MIND), Petroleum Geo-Services ASA (OTC:PGOGY), Seitel, Inc. (OTC:SELA.OB) and the Company.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG OMNI ENERGY SERVICES CORP., THE S & P 500 INDEX

AND A PEER GROUP

	Cumulative Total Return
	12/99	12/00	12/01	12/02	12/03	12/04
OMNI ENERGY SERVICES CORP.	100.00	150.04	83.56	22.52	191.11	57.48
S & P 500	100.00	90.89	80.09	62.39	80.29	89.02
PEER GROUP	100.00	197.13	130.40	61.07	85.64	156.81

Certain Relationships and Related Transactions

During the years ended December 31, 1999, 2000 and 2001, we privately placed with an affiliate subordinated debentures totaling $7.5 million, $3.4 million and $1.5 million, respectively. The debentures matured five years from their date of issue and accrued interest at various rates ranging from a fixed rate of 12% per annum to a variable rate of interest starting at 12% per annum and escalating to 20% per annum. In October 2000, we agreed to convert $4.6 million of the subordinated debentures into our Series A Preferred. In May 2001, we agreed to pay the affiliate $3.0 million cash plus issue to the affiliate $4.6 million of the Company’s Series B Preferred in satisfaction of all of the remaining outstanding subordinated debentures including accrued interest of $1.8 million. This transaction resulted in the affiliate agreeing to forgive $1.0 million of indebtedness, which was reflected as a capital contribution from the affiliate rather than as income in the accompanying financial statements. The proceeds were used to redeem $8.2 million of the Series A Preferred outstanding, including accrued dividends. The remaining 25 shares of Series A Preferred were redeemed in April 2004 for $0.03 million. At December 31, 2004 there are no Series A Preferred shares outstanding. During the first quarter of 2004, we redeemed 2,286 shares of the Series B Preferred for $2.4 million, including accrued dividends. In April 2004, we redeemed 2,285 shares of the total of 2,314 shares of the Series B Preferred outstanding for $2.5 million, including accrued dividends. At December 31, 2004, 29 shares of Series B Preferred remain outstanding.

In connection with the original issuance of the subordinated debentures, we issued to the affiliate detachable warrants to purchase 1,912,833 shares of our common stock, of which 293,055 shares were transferred in 2003 to settle certain litigation (See Note 9) and 858,678 shares were cancelled. The balance of 761,100 shares was exercised during the first quarter of 2004 at an exercise price of $2.25.

During 2003, we entered into an agreement to facilitate the private placement of approximately 1,650,000 shares of our common stock owned by an affiliate and certain investors. The sale of the stock covered by this agreement closed during the fourth quarter of 2003, resulting in our receipt of $0.4 million cash which was recorded as a reduction in our general and administrative expenses during 2003.

During 2003, in order to facilitate a settlement of ongoing litigation between certain of our affiliates, we agreed to re-price and extend the maturity dates of certain warrants owned by the defendant affiliates but transferred in settlement of the litigation to the plaintiff affiliates. The exercise prices of the transferred warrants ranged from $2.25 – $6.00 per share. The maturity dates of the transferred warrants ranged from November 1, 2004 to July 1, 2005. The transferred warrants were re-priced at $1.54 per share and the maturity dates were extended to November 1, 2006. Accordingly, during 2003 we recorded a non-cash charge of approximately $0.1 million representing the differences in the fair market value of the originally issued warrants and the re-priced warrants. At December 31, 2004, 10,283 of the $1.54 re-priced warrants were outstanding.

The following table summarizes the exercise prices of warrants as of December 31, 2004:

Exercise Price	Warrants
$1.54	10,283
$2.25	21,666

31,949

On May 17, 2005, we entered into a Securities Purchase Agreement with certain of the Company’s affiliates and executive officers to issue up to $5.0 million of Series C Preferred Stock as more fully described above. Our Series C Preferred Stock is convertible into our common stock at a conversion price of $1.95 per share and includes detachable warrants to purchase up to 6,550,000 additional shares of our common stock at exercise prices ranging between $1.95 and $3.50 per share. The transactions contemplated by the Securities Purchase Agreement close in two tranches. On May 17, 2005, the closing date of the first tranche, the Company issued an aggregate of 3,500 shares of Series C Preferred Stock and warrants to acquire 4,585,000 shares of the Company’s common stock, in exchange for $3,500,000. Subject to the terms and conditions set forth in the Securities Purchase Agreement, the second tranche is scheduled to close on August 15, 2005, at which time the remainder of the Series C Preferred Stock and warrants will be issued.

Principal Accounting Fees and Services

Effective August 11, 2003, the Company dismissed its independent registered public accounting firm Ernst & Young, LLP and engaged Fitts Roberts & Co., P.C. Effective July 12, 2004, the Company dismissed its independent registered public accounting firm Fitts Roberts & Co., P.C. and engaged BDO Seidman, LLP. On February 24, 2005, the Company engaged Pannell Kerr Forster of Texas, P.C. as its independent registered public accounting firm following BDO Seidman LLP’s resignation of February 17, 2005. Aggregate fees billed to the Company by our independent registered public accounting firms for fiscal years ended December 31, 2004 and 2003, respectively, were as follows:

	FISCAL YEAR ENDED
	2003	2004
Audit Fees (1)	$122,075	$198,045
Audit Related Fees (2)	11,075	93,870

	133,150	291,915
Tax Fees (3)	23,278	37,700
All Other Fees (4)	29,033	5,850

	52,311	43,550

Total Fees	$185,461	$335,465

(1)	Audit fees represent fees for professional services rendered in connection with the engagement to audit and report on the consolidated financial statements, review of our quarterly and annual consolidated financial statements, and required statutory audits of certain subsidiaries.
(2)	Audit-related fees consisted primarily of accounting and reporting research and consultations, related to internal control matters.
(3)	Includes fees for tax consulting services, tax compliances services and preparation of foreign tax filings.
(4)	The aggregate fees billed by Ernst & Young, LLP, Fitts Roberts & Co., P.C. and BDO Seidman, LLP for services rendered to the Company other than services described under “Audit Fees”, “Audit Related Fees” and “Tax Fees”, for the fiscal year ended December 31, 2003 and 2004. These fees are general services related to the review of certain Securities and Exchange Commission filings, other than quarterly and annual filings, and operational and transaction reviews.

Pannell Kerr Forster of Texas, P.C. (“PKF”) has been selected as the Company’s auditors for the year ended December 31, 2005. PKF served as the Company’s auditors for the year ended December 31, 2004. A representative of PKF will be at the Meeting and will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

Pre-Approval Policy

The Audit Committee has adopted a policy to require pre-approval of all audit and non-audit services provided by the Company’s principal accounting firm. All the services in 2004 under the audit fees, audit related fees, tax fees and all other fees sections in the table above were pre-approved by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors, executive officers and 10% stockholders have filed timely with the Commission reports of ownership and changes in ownership of equity securities of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934.

Relationship with Independent Public Accountants

On August 11, 2003, the Company dismissed Ernst & Young as the Company’s independent public accountants and on August 11, 2003 engaged Fitts Roberts & Co., P.C (“Fitts Roberts”) as the Company’s independent public accountants for the fiscal year ending December 31, 2003. These actions were approved by the Board of Directors of the Company.

On July 12, 2004, the Company dismissed Fitts Roberts as the Company’s independent public accountants and on July 12, 2004, engaged BDO Seidman, LLP (“BDO”), as the Company’s independent public accountants for the quarters ended June 30, 2004 and September 30, 2004. These actions were approved by the Board of Directors of the Company. On February 17, 2005, BDO resigned as the Company’s independent public accountants and on February 24, 2005, we engaged Pannell Kerr Forster of Texas, P.C. (“PKF”) as the Company’s independent public accountants for the fiscal year ending December 31, 2004. These actions were approved by the Board of Directors of the Company.

The Company’s consolidated financial statements for the year ended December 31, 2004 were audited by PKF. Under the resolution appointing PKF to audit the Company’s financial statements, such firm will remain as the Company’s auditors until replaced by the Board. Representatives of PKF are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

Fitts Roberts reports on the Company’s Financial Statements for the fiscal year ended December 31, 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During fiscal year ended December 31, 2003, and through February 17, 2004, there were no disagreements with Fitts Roberts or BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Fitts Roberts satisfaction, would have caused Fitts Roberts to make reference to the subject matter in connection with its report on the Company’s Financial Statements for such year. There were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

The Company provided Fitts Roberts with a copy of the foregoing disclosures. Fitts Roberts provided the Company with a letter, dated July 12, 2004, stating its agreement with such statements.

OTHER MATTERS

Quorum and Voting Of Proxies

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock, including shares of Common Stock issuable upon conversion of the Series C Preferred Stock, is necessary, to constitute a quorum. Stockholders voting or abstaining from voting by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote. Stockholders may not cumulate their votes for the election of directors. The affirmative vote of a majority of the votes present and entitled to vote at the Meeting, not including shares of Common Stock issuable upon conversion of the Series C Preferred Stock, is required to approve Proposal No. 2 and is generally required to approve other proposals that may properly be brought before the Meeting. Abstentions will be counted as votes against a proposal. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a “broker non-vote”) on a proposal, then shares not voted on such proposal as a result will be counted as not present and not cast with respect to such proposal.

All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted FOR the election of the nominees named herein, FOR the Approval of the Securities Purchase Agreement, including the issuance of Series C Preferred Stock, common stock warrants and common stock issuable upon conversion and exercise of the Series C Preferred Stock and common stock warrants, and the transactions contemplated by the Securities Purchase Agreement, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting. The Company does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

STOCKHOLDER PROPOSALS

Eligible stockholders who desire to present a proposal for inclusion in the proxy materials relating to the Company’s 2006 annual meeting of stockholders pursuant to regulations of the Commission must forward such proposals to the Secretary of the Company at the address listed on the first page of this Proxy Statement in time to arrive at the Company prior to March 17, 2006.

By Order of the Board of Directors

Staci L. Marcelissen, Secretary

Carencro, Louisiana

July     , 2005

Appendix A

OMNI ENERGY SERVICES CORP.

Restated Audit Committee Charter

(June 17, 2004)

I.	RESPONSIBILITY

The OMNI Energy Services, Corp. (“OMNI”) Audit Committee (“Committee”) was established to assist the Board of Directors (the “Board”) in carrying out its oversight responsibilities that relate to OMNI’s accounting and financial reporting processes, audits of OMNI’s financial statements, internal controls, and compliance with laws regulations and ethics. This policy reaffirms that the Committee’s duties are oversight in nature and that the primary responsibility for financial reporting, internal control, and compliance with laws, regulation, and ethics standards rests with OMNI’s executive management and that OMNI’s external auditors are responsible for auditing OMNI’s financial statements. The foregoing notwithstanding, the Committee, in its capacity as the Audit Committee of the Board, has direct responsibility for the appointment, compensation and oversight of the work of any registered public accounting firm employed by OMNI (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Committee does not provide any expert or special assurances as to OMNI’s financial statements or any professional certification as to the external auditor’s work.

The Committee has the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities and to establish procedures concerning the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters. The Committee is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The President, the Chief Financial Officer or the Corporate Secretary of OMNI shall provide, or arrange to provide, such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of OMNI, and/or others whose views would be considered helpful to the Committee.

The Committee’s prior approval is required for all auditing services and non-audit services as provided in the Securities Exchange Commission rules and regulations.

The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and that the following duties of the Committee are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances:

A.	Financial Reporting

Committee procedures shall include:

1.	Selection, Evaluation and Review of Outside Auditors

•	The Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor. The outside auditors are ultimately accountable to the Audit Committee and the entire Board for such auditors’ review of the financial statements and controls of OMNI. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships they have with OMNI to determine their independence. The Committee shall review senior management’s recommendation on the annual selection of the outside auditors. The Committee shall submit its appointment (or reappointment) or termination of outside auditors to the Board of Directors for their ratification.

The Committee’s review shall include:

•	Review and prior approval of all audit services and non-audit services. (In the event the Committee approves an audit service within the scope of an auditor’s engagement, that audit service shall be deemed to have been pre-approved.)

•	Opinions on the performance of the outside auditors by appropriate management.

•	Inquiring if the outside auditors face any significant litigation or disciplinary actions by the SEC or others.

•	Confirm that none of the Company’s Internal Accounting Staff was employed by a registered independent public accounting firm and participated in any capacity in OMNI’s audit during the one-year period preceding the commencement of an audit of OMNI.

•	Receiving from the auditors, on a periodic basis, a formal written statement delineating all relationships between the auditors and OMNI consistent with Independence Standards Board Statement 1 (“ISB No. 1”).

•	Obtaining written disclosure from the outside auditors describing all relationships between the outside auditors and OMNI that bear on independence and objectivity.

•	Engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

•	Discussing auditor independence with its outside auditors and taking or recommending that the Board take appropriate action regarding any independence issues.

•	Discussing with OMNI’s Chief Executive Officer and Chief Financial Officer certifications in OMNI’s periodic reports concerning disclosures of significant control deficiencies and any fraud by management.

•	Auditor engagement letters and estimated fees.

•	Consideration of the report of the outside auditors’ latest peer review conducted pursuant to a professional quality control program.

•	Review of management’s letter of representation and consideration of any significant operational or reporting issues that may affect the financial statements.

•	Review of proposed non-audit services and consideration of the possible effect that these services could have on the independence of the outside auditors.

•	Facilitating and maintaining an open avenue of communication with OMNI’s outside auditors.

•	Ensuring the Committee is informed in a timely manner by OMNI’s outside auditors of (i) all critical accounting policies and practices the outside auditors intend to use for the audit; (ii) discussion with OMNI’s management of all alternative treatments of financial information within generally accepted accounting principles (“GAAP”), the ramifications of the use thereof and the outside auditors’ preferred treatment; and (iii) other material written communications between the outside auditors and OMNI’s management to include any management letter or schedule of audit adjustments.

•	Disclosing that the Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	Meeting with OMNI’s general counsel, if any, and outside counsel when appropriate, to discuss legal matters that may have a significant impact on OMNI’s financial statements.

3.	Regarding OMNI’s financial statements, the Committee will:

•	Review OMNI’s audited annual financial statements and outside auditors’ opinions with respect to the statements, including the nature of any changes in accounting principles or their application.

•	Review OMNI’s interim quarterly financial statements and outside auditors’ reviews with respect to the statements, including the nature of any changes in accounting principles or their application.

•	Review significant accounting policies, policy decisions and changes, along with significant accounting, reporting or operational issues.

•	Review the financial statements to be issued with management and with the outside auditors to determine whether the outside auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders prior to the release of the quarterly financial report to shareholders.

•	Make a recommendation to the Board of Directors regarding the inclusion of interim and annual financial statements in OMNI’s SEC filings based on its review of such financial statements with management and the outside auditors.

•	Ensure that management maintains reliability and integrity of accounting policies and financial reporting and that management establishes and maintains processes to assure adequate systems of internal control.

•	Disclose in OMNI’s annual proxy or information statement, the existence of the Committee and the Committee charter and the extent to which the Committee has satisfied its responsibilities during the prior year in compliance with its charter.

•	Disclose the Committee’s approval of any non-audit services in OMNI’s periodic reports filed with the Securities and Exchange Commission (the “Commission”).

•	Review the management letter issued by the outside auditors and management’s response.

•	Review fees paid for audit and consulting services, respectively.

4.	Annually review and examine those matters, which relate to a financial review of OMNI’s Investment Policies, if any.

5.	Submit findings of importance, conclusions, recommendations, and items that require follow-up or action to the Board.

6.	Annually review and update the Audit Committee Charter and submit the Charter to the full Board for approval.

7.	The Committee shall review, discuss, and assess its performance as well as the Committee role and responsibilities, seeking input from senior management, the full Board, and others. Changes in role and/or responsibilities, if any, shall be recommended to the full Board for approval.

8.	Maintain minutes or other records of meetings and activities of the Committee. The minutes of the Committee shall be approved by the Committee at its next meeting; available for review by the entire board; and filed as permanent records with the Corporate Secretary.

B.	Monitoring of Internal Controls

The Committee is responsible for obtaining and understanding OMNI’s key financial reporting risk areas and internal control structure. The Committee monitors the internal control process by reviewing information identified by Management upon its review of the Business Conduct Questionnaire and Annual Certification reporting made by each OMNI employee, discussions with the chief financial and accounting officers and such other persons as the Committee deems appropriate, and discussions with and reports issued by outside auditors.

C.	Compliance with Laws, Regulations, and Ethics

The Committee shall review reports and other information to gain reasonable assurance that OMNI is in compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against conflict of interest and fraud.

Committee procedures shall include:

1.	Review significant cases of conflict of interest, misconduct, or fraud and the resolution of such cases.

2.	Review OMNI’s policies and processes for compliance with the Foreign Corrupt Practices Act.

3.	Review compliance reports received from regulators and consider legal and regulatory matters that may have a material impact on the financial statements.

4.	Review outside auditors’ reports that relate to the monitoring of compliance with OMNI’s policies on business ethics.

5.	Review policies and procedures covering officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by internal or outside auditors.

6.	Review the disclosure included in OMNI’s periodic reports concerning whether at least one member of the Committee is an “Audit Committee financial expert” (as defined in Part III below) and, if no member of the Committee is a “Audit Committee financial expert”, why no such expert has been appointed to the Committee.

II.	OVERSIGHT OF OUTSIDE AUDITOR FUNCTIONS

The Committee shall schedule meetings as necessary to receive and discuss reports from staff, other committees, and consultants. Particular emphasis will be given by the Committee to significant control deficiencies, and actions taken by management to correct them. The Committee may request through the Chief Financial Officer that the outside auditors perform special studies, investigations, or other services in matters of interest or concern to the Committee.

The Committee’s oversight of outside audit coverage is covered under section I.A. above.

III.	COMMITTEE MEMBERSHIP

A.	Composition

1.	General Rule.

The Committee shall be composed of at least three Directors, each of whom shall (i) satisfy the “independence” standards set forth in NASDAQ Company Guide Rules 4200 and 4350, and Rule 10A-3 under the Exchange Act, each as may be amended from time to time, and (ii) have a general understanding of and be able to read and understand fundamental financial statements, including the company’s balance sheet, income statement, and cash flow statement.

2.	Financial Expertise

At least one member of the Committee must have the requisite accounting or related financial management expertise to be deemed an “Audit Committee financial expert”, as that term is defined by the Commission. The Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by OMNI or an outside consultant.

B.	Vacancies, Appointments, Meetings.

Subject to the membership requirements set forth hereinabove, the members of the Committee shall be appointed by the Board of Directors. The Chairman is elected by the Committee’s members. Vacancies occurring in the Committee shall be filled by a majority vote of the Board, but no member of the Committee shall be removed except by vote of a majority of Directors present at any regular or special meeting of the Board.

The Secretary of the Committee shall be appointed by the majority vote of the Committee. The Secretary of the Committee shall prepare minutes of the meetings, maintain custody of copies of data furnished to and used by the Committee, and generally assist the Committee in connection with preparation of agendas, notices of meetings and otherwise.

IV.	CONDUCT OF BUSINESS

All meetings require the presence of a majority of the members of the Committee to conduct business. Each Committee member shall have one vote. All actions or determinations by the Committee must be by majority vote of the members present. The Committee may take actions by unanimous written consent when deemed necessary or desirable by the Committee or its Chairman.

V.	COMPENSATION

The compensation of members of the Committee may be determined from time to time by resolution of the Board of Directors. Members of the Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings.

VI.	TIME AND PLACE OF MEETINGS

Committee meetings shall be held in person, or telephonically, at least quarterly or more frequently as necessary at an agreed upon location. The Committee may ask members of management or others to attend the meeting and to provide pertinent information as necessary. As part of its job to foster open communication, the Audit Committee should meet at least annually with management, the director of the internal auditing department and the outside auditors separately to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the outside auditors and management quarterly to review OMNI’s financial statements consistent with the Audit Committee’s duties and responsibilities set forth herein.

VII.	PRESENTATION OF REPORTS TO THE BOARD OF DIRECTORS

The Committee shall make an annual presentation to the Board of Directors within three months after the receipt of the outside auditor’s opinion on OMNI’s financial statement. The presentation shall provide an overview of the Committee’s activities, findings of importance, conclusions, recommendations, and items that require follow-up or action by the Board. Presentations may be made at more frequent intervals if deemed necessary by the Committee or as requested by the Board of Directors.

PROXY	PROXY

OMNI ENERGY SERVICES CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON AUGUST 10, 2005

The undersigned hereby appoints James C. Eckert and Staci L. Marcelissen, or either of them, as proxy for the undersigned, each with full power of substitution, and hereby authorizes each of them to represent and to vote all shares of common stock of OMNI Energy Services Corp. (the “Company”) that the undersigned is entitled to vote at the annual meeting of shareholders to be held August 10, 2005 and any adjournments thereof with respect to the following matters.

Please specify your choices by marking the appropriate boxes on the reverse side. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.

(CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE)

SEE REVERSE

SIDE

ANNUAL MEETING OF SHAREHOLDERS OF

OMNI ENERGY SERVICES CORP.

August 10, 2005

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE NOMINEES LISTED BELOW:

PLEASE VOTE ON THE PROPOSAL(S) APPLICABLE TO YOU,

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. The election of three directors for the ensuring year.

2.   Approval of the Securities Purchase Agreement, including the issuance of Series C 9% Convertible Preferred Stock, common stock warrants and common stock issuable upon conversion and exercise of the Series C 9% Convertible Preferred Stock and common stock warrants, and the transactions contemplated by the Securities Purchase Agreement.

				☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	☐ Michael G. DeHart ☐ James C. Eckert ☐ Richard C. White
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		3. Such other business as may properly come before the meeting or any adjournments thereof.
☐	FOR ALL EXCEPT (See instructions below)		YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSE ENVELOPE.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.